Exhibit 99.1
Allegro MicroSystems Reports First Quarter 2023 Results
--Company Achieves New Quarterly Sales Record--
Manchester, NH, July 28, 2022 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its first quarter 2023 that ended June 24, 2022.
Quarter Highlights:
•Total net sales were a record $217.8 million, increasing 16% year-over-year.
•Automotive net sales were a record $149.6 million, increasing 12% year-over-year.
•Industrial net sales were a record $40.1 million, increasing 32% year-over-year.
•GAAP gross margin was 54.4% and non-GAAP gross margin was 54.9%.
•GAAP operating margin was 6.9% and on a non-GAAP basis was 25.3%.
•GAAP diluted earnings per share was $0.05 and non-GAAP diluted EPS was $0.24.
•Announced agreement to acquire Heyday Integrated Circuits, a leader in highly integrated gate drivers for high efficiency power applications.
“Allegro achieved another record quarter, highlighted by strong top-line growth and improving operating leverage that contributed to non-GAAP diluted EPS increasing 33% year-over-year,” said Vineet Nargolwala, President and CEO of Allegro MicroSystems. “Our first quarter results were driven by record sales in both our automotive and industrial markets, as we continued to work closely with our manufacturing partners to ramp supply in support of robust customer demand. Allegro’s strong alignment to secular mega-trends remains paramount to our increasing content and share gains as well as design win momentum in our strategic focus areas of E-Mobility (xEV and ADAS), Clean Energy, Data Centers and Industry 4.0. With leading positions in these high-growth market segments combined with our expanding supply capacity, we are raising our growth outlook for fiscal 2023 to approximately 20% year-over-year.”
Business Summary
Automotive net sales increased 6% sequentially and 12% year-over-year and represented 69% of net sales in the quarter. Net sales was higher across all of the Company’s automotive end markets, led by strong demand in Allegro’s strategic growth areas of ADAS and xEV, which expanded to a record 38% of automotive net sales.
Industrial net sales increased 16% sequentially and 32% year-over-year to 18% of net sales in the quarter. Record industrial net sales in the quarter was primarily driven by continued momentum for the Company’s solutions in strategic end markets, including Clean Energy, Data Center, and Industry 4.0.
First quarter net sales into Other markets, which includes computing, consumer and smart home, increased sequentially and year-over-year to $28.0 million, or 13% of total net sales.
Outlook
For the second quarter ending September 23, 2022, the Company expects total net sales to be in the range of $220 million to $230 million. Non-GAAP gross margin is expected to be in the range of 54% to 55%, non-GAAP operating expenses are anticipated to be approximately 29% of net sales, and non-GAAP earnings per diluted share are expected to be in the range of $0.25 to $0.27.
Allegro has not provided a reconciliation of its second fiscal quarter outlook for non-GAAP gross margin, non-GAAP operating expenses and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast
A webcast will be held on Thursday, July 28, 2022 at 8:30 a.m. Eastern time. Vineet Nargolwala, President and Chief Executive Officer, and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance for our second fiscal quarter ending September 23, 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix or customer mix, which could negatively impact our gross margin; the cyclical nature of the analog semiconductor industry; any downturn in the automotive market; our ability to compensate for decreases in average selling prices of our products and increases in input costs; any disruptions at our primary third-party wafer fabrication facilities; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; COVID-19 induced lock-downs and suppression on our supply chain and customer demand; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to effectively manage our growth and to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-

party intellectual property rights; disruptions or breaches of our information technology systems or those of our third-party service providers; our principal stockholders have substantial control over us; the inapplicability of the “corporate opportunity” doctrine to any director or stockholder who is not employed by us; the dilutive impact on the price of our shares upon future issuance by us or future sales by our stockholders; our lack of intent to declare or pay dividends for the foreseeable future; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware (the “DGCL”); the exclusive forum provision in our Certificate of Incorporation for disputes with stockholders; our inability to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 18, 2022, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended
	June 24, 2022	June 25, 2021
Net sales	$176,044	$152,689
Net sales to related party	41,709	35,453
Total net sales	217,753	188,142
Cost of goods sold	99,379	93,982
Gross profit	118,374	94,160
Operating expenses:
Research and development	33,857	29,554
Selling, general and administrative	69,980	32,064
Change in fair value of contingent consideration	(200)	300
Total operating expenses	103,637	61,918
Operating income	14,737	32,242
Other income (expense):
Interest expense, net	(120)	(345)
Foreign currency transaction gain (loss)	1,924	(254)
(Loss) income in earnings of equity investment	(864)	279
Other, net	(3,429)	48
Income before income taxes	12,248	31,970
Income tax provision	1,965	4,263
Net income	10,283	27,707
Net income attributable to non-controlling interests	36	38
Net income attributable to Allegro MicroSystems, Inc.	$10,247	$27,669
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.05	$0.15
Diluted	$0.05	$0.14
Weighted average shares outstanding:
Basic	190,638,135	189,585,381
Diluted	192,406,276	191,163,074
Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change
	June 24, 2022	June 25, 2021	Amount	%
	(Dollars in thousands)
Automotive	$149,649	$133,523	$16,126	12.1%
Industrial	40,140	30,309	9,831	32.4%
Other	27,964	24,310	3,654	15.0%
Total net sales	$217,753	$188,142	$29,611	15.7%

Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended
(In thousands)	June 24, 2022	June 25, 2021
Cost of sales	$832	$528
Research and development	1,128	752
Selling, general and administrative	32,176	3,551
Total stock-based compensation	$34,136	$4,831
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended
(In thousands)	June 24, 2022	June 25, 2021
Cost of sales	$273	$273
Selling, general and administrative	22	29
Total intangible amortization	$295	$302

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	June 24, 2022	March 26, 2021
Assets
Current assets:
Cash and cash equivalents	$286,557	$282,383
Restricted cash	9,715	7,416
Trade accounts receivable, net of provision for expected credit losses of $149 and $105 at June 24, 2022 and March 25, 2022, respectively	91,552	87,359
Trade and other accounts receivable due from related party	30,109	27,360
Accounts receivable – other	1,430	4,144
Inventories	88,933	86,160
Prepaid expenses and other current assets	18,863	14,995
Current portion of related party note receivable	1,875	1,875
Total current assets	529,034	511,692
Property, plant and equipment, net	214,808	210,028
Operating lease right-of-use assets	15,158	16,049
Deferred income tax assets	25,505	17,967
Goodwill	19,953	20,009
Intangible assets, net	36,142	35,970
Related party note receivable, less current portion	5,156	5,625
Equity investment in related party	26,807	27,671
Other assets, net	53,550	47,609
Total assets	$926,113	$892,620
Liabilities, Non-Controlling Interests and Stockholders' Equity
Current liabilities:
Trade accounts payable	$34,492	$29,836
Amounts due to related party	4,704	5,222
Accrued expenses and other current liabilities	68,952	65,459
Current portion of operating lease liabilities	3,656	3,706
Total current liabilities	111,804	104,223
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	11,893	12,748
Other long-term liabilities	14,056	15,286
Total liabilities	162,753	157,257
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at June 24, 2022 and March 25, 2022	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 191,180,179 shares issued and outstanding at June 24, 2022; 1,000,000,000 shares authorized, 190,473,595 issued and outstanding at March 25, 2022	1,912	1,905
Additional paid-in capital	652,317	627,792
Retained earnings	133,205	122,958
Accumulated other comprehensive loss	(25,198)	(18,448)
Equity attributable to Allegro MicroSystems, Inc.	762,236	734,207
Non-controlling interests	1,124	1,156
Total stockholders' equity	763,360	735,363
Total liabilities, non-controlling interest and stockholders' equity	$926,113	$892,620

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three-Month Period Ended
	June 24, 2022	June 25, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,283	$27,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,918	12,172
Amortization of deferred financing costs	24	25
Deferred income taxes	(7,784)	(1,454)
Stock-based compensation	34,136	4,831
Gain on disposal of assets	(3)	(35)
(Gain) loss on contingent consideration change in fair value	(200)	300
Provisions for inventory and expected credit losses	2,640	1,613
Unrealized loss on marketable securities	3,486	—
Changes in operating assets and liabilities:
Trade accounts receivable	(4,718)	(9,956)
Accounts receivable - other	2,714	(97)
Inventories	(4,888)	5,142
Prepaid expenses and other assets	(13,102)	1,719
Trade accounts payable	4,075	(2,993)
Due to/from related parties	(3,267)	1,917
Accrued expenses and other current and long-term liabilities	2,427	(2,396)
Net cash provided by operating activities	37,741	38,495
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(14,389)	(15,346)
Net cash used in investing activities	(14,389)	(15,346)
CASH FLOWS FROM FINANCING ACTIVITIES:
Receipts on related party note receivable	469	—
Payments for taxes related to net share settlement of equity awards	(9,606)	—
Net cash used in financing activities	(9,137)	—
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(7,742)	2,608
Net increase in Cash and cash equivalents and Restricted cash	6,473	25,757
Cash and cash equivalents and Restricted cash at beginning of period	289,799	203,875
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$296,272	$229,632
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$282,383	$197,214
Restricted cash at beginning of period	7,416	6,661
Cash and cash equivalents and Restricted cash at beginning of period	$289,799	$203,875
Cash and cash equivalents at end of period	286,557	221,934
Restricted cash at end of period	9,715	7,698
Cash and cash equivalents and Restricted cash at end of period	$296,272	$229,632
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$452	$269
Cash refunded for income taxes	(1,027)	(538)
Noncash transactions:
Trade accounts payable related to Property, plant and equipment, net	$(2,602)	$(5,535)
Noncash lease liabilities arising from obtaining right-of-use assets	150	356

Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•certain measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards. A significant portion of the cost included in fiscal year 2023 related to retirement of the former CEO.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021, and we sold the AMTC Facility in August 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility through fiscal year 2022.
Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain stockholders in fiscal 2022, and (ii) one-time transaction-related legal and consulting fees in fiscal 2023 and 2022 not related to (i).
•Severance—Represents severance costs associated with (i) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (ii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iii) nonrecurring separation costs related to the departures of executive officers in fiscal years 2023 and 2022.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core (gain) loss on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Foreign currency translation (gain) loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•(Loss) income in earnings of equity investment—Represents our equity method investment in Polar Semiconductor, LLC (“PSL”).

•Unrealized loss on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income (Loss) before Income Taxes excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision (Benefit):
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$118,374	$109,603	$94,160

Voxtel inventory impairment	—	—	2,835
Stock-based compensation	832	1,184	528
AMTC Facility consolidation one-time costs	—	—	137
Amortization of acquisition-related intangible assets	273	273	273
COVID-19 related expenses	—	296	343
Total Non-GAAP Adjustments	$1,105	$1,753	$4,116

Non-GAAP Gross Profit	$119,479	$111,356	$98,276
Non-GAAP Gross Margin	54.9%	55.6%	52.2%

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Expenses

GAAP Operating Expenses	$103,637	$79,354	$61,918

Research and Development Expenses
GAAP Research and Development Expenses	33,857	32,432	29,554
Stock-based compensation	1,128	1,119	752
AMTC Facility consolidation one-time costs	—	—	2
COVID-19 related expenses	—	3	6
Transaction fees	202	5	—
Non-GAAP Research and Development Expenses	32,527	31,305	28,794

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	69,980	46,822	32,064
Stock-based compensation	32,176	12,598	3,551
AMTC Facility consolidation one-time costs	96	74	324
Amortization of acquisition-related intangible assets	22	22	29
COVID-19 related expenses	—	215	381
Transaction fees	1,597	384	23
Severance	4,186	—	168
Non-GAAP Selling, General and Administrative Expenses	31,903	33,529	27,588

Change in fair value of contingent consideration	(200)	100	300

Total Non-GAAP Adjustments	39,207	14,520	5,536

Non-GAAP Operating Expenses	$64,430	$64,834	$56,382

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Income

GAAP Operating Income	$14,737	$30,249	$32,242

Voxtel inventory impairment	—	—	2,835
Stock-based compensation	34,136	14,901	4,831
AMTC Facility consolidation one-time costs	96	74	463
Amortization of acquisition-related intangible assets	295	295	302
COVID-19 related expenses	—	514	730
Change in fair value of contingent consideration	(200)	100	300
Transaction fees	1,799	389	23
Severance	4,186	—	168
Total Non-GAAP Adjustments	$40,312	$16,273	$9,652

Non-GAAP Operating Income	$55,049	$46,522	$41,894
Non-GAAP Operating Margin (% of net sales)	25.3%	23.2%	22.3%

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$10,283	$25,652	$27,707

Interest expense (income), net	120	(707)	345
Income tax provision	1,965	4,504	4,263
Depreciation & amortization	11,918	12,006	12,172
EBITDA	$24,286	$41,455	$44,487

Non-core (gain) loss on sale of equipment	(3)	1	(35)
Voxtel inventory impairment	—	—	2,835
Foreign currency translation (gain) loss	(1,924)	513	254
Loss (income) in earnings of equity investment	864	(215)	(279)
Unrealized loss on investments	3,486	760	—
Stock-based compensation	34,136	14,901	4,831
AMTC Facility consolidation one-time costs	96	74	463
COVID-19 related expenses	—	514	730
Change in fair value of contingent consideration	(200)	100	300
Transaction fees	1,799	389	23
Severance	4,186	—	168
Adjusted EBITDA	$66,726	$58,492	$53,777
Adjusted EBITDA Margin (% of net sales)	30.6%	29.2%	28.6%

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax

GAAP Income before Tax Provision	$12,248	$30,156	$31,970

Non-core (gain) loss on sale of equipment	(3)	1	(35)
Voxtel inventory impairment	—	—	2,835
Foreign currency translation (gain) loss	(1,924)	513	254
Loss (income) in earnings of equity investment	864	(215)	(279)
Unrealized loss on investments	3,486	760	—
Stock-based compensation	34,136	14,901	4,831
AMTC Facility consolidation one-time costs	96	74	463
Amortization of acquisition-related intangible assets	295	295	302
COVID-19 related expenses	—	514	730
Change in fair value of contingent consideration	(200)	100	300
Transaction fees	1,799	389	23
Severance	4,186	—	168
Total Non-GAAP Adjustments	$42,735	$17,332	$9,592

Non-GAAP Profit before Tax	$54,983	$47,488	$41,562

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Provision for Income Taxes

GAAP Income Tax Provision	$1,965	$4,504	$4,263
GAAP effective tax rate	16.0%	14.9%	13.3%

Tax effect of adjustments to GAAP results	5,900	2,817	2,091

Non-GAAP Provision for Income Taxes	$7,865	$7,321	$6,354
Non-GAAP effective tax rate	14.3%	15.4%	15.3%

	Three-Month Period Ended
	June 24, 2022	March 25, 2022	June 25, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$10,283	$25,652	$27,707
GAAP Basic Earnings per Share	$0.05	$0.14	$0.15
GAAP Diluted Earnings per Share	$0.05	$0.13	$0.14

Non-core (gain) loss on sale of equipment	(3)	1	(35)
Voxtel inventory impairment	—	—	2,835
Foreign currency translation (gain) loss	(1,924)	513	254
Loss (income) in earnings of equity investment	864	(215)	(279)
Unrealized loss on investments	3,486	760	—
Stock-based compensation	34,136	14,901	4,831
AMTC Facility consolidation one-time costs	96	74	463
Amortization of acquisition-related intangible assets	295	295	302
COVID-19 related expenses	—	514	730
Change in fair value of contingent consideration	(200)	100	300
Transaction fees	1,799	389	23
Severance	4,186	—	168
Tax effect of adjustments to GAAP results	(5,900)	(2,817)	(2,091)

Non-GAAP Net Income	$47,118	$40,167	$35,208
Basic weighted average common shares	190,638,135	189,997,738	189,585,381
Diluted weighted average common shares	192,406,276	192,125,252	191,163,074
Non-GAAP Basic Earnings per Share	$0.25	$0.21	$0.19
Non-GAAP Diluted Earnings per Share	$0.24	$0.21	$0.18
Investor Contact:
Derek D’Antilio
Chief Financial Officer
Phone: (603) 626-2300
ddantilio@allegromicro.com